                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        STANDARD MOTOR PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
MAY 23, 1996

                                                                  April 23, 1996

To the Shareholders of
STANDARD MOTOR PRODUCTS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held at the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, on Thursday, the 23rd day of May, 1996 at 2:00 o'clock in the afternoon (New York Time) for the following purposes:

    1. To consider and vote upon a proposal to adopt the Company's Independent Outside Directors' Stock Option Plan.

    2. To consider and vote upon a proposal to ratify an amendment to the Company's By-Laws to permit retainer payments to directors.

    3. To elect ten directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

    4. To transact such other business as may properly come before the meeting.

    Whether or not you plan to attend the Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it to the Company, in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.


                                              By Order of the Board of Directors

                                                                     SANFORD KAY
                                                                       Secretary

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS
ON APRIL 12, 1996 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.
                         37-18 NORTHERN BOULEVARD o LONG ISLAND CITY, N.Y. 11101

MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 1996

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the annual meeting of the shareholders of the Company to be held on May 23, 1996, or at any adjournment thereof. Proxy material is being mailed on April 23, 1996 to the Company's approximately 900 shareholders of record. The total number of shares outstanding and entitled to vote on April 12, 1996, is:

      Common Stock ............................................13,127,826

The purposes of the annual meeting are: (1) to consider and vote upon a proposal to adopt the Company's Independent Outside Directors' Stock Option Plan, (2) to consider and vote upon a proposal to ratify an amendment to the Company's By-Laws to permit flexibility for directors' compensation, (3) to elect ten directors, and (4) to transact such other business as may properly come before the meeting and at any adjournment thereof.

PROPOSAL 1: ADOPTION OF THE COMPANY'S INDEPENDENT OUTSIDE DIRECTORS' STOCK OPTION PLAN:

    The Independent Outside Director's Stock Option Plan (the "Plan") is intended to enable the Company to provide an incentive to attract and retain qualified directors to serve on the Company's Board of Directors and to further the identity of interests of the directors and shareholders of the Company. The Plan provides for the grant of non-qualified stock options to non-family outside directors. Options to purchase a maximum of 50,000 shares of the Company's Common Stock may be granted under the Plan.

    The Plan would be administered by the full Board of Directors as long as those directors who qualify under the Plan represent a minority of the full Board. If the qualifying directors represent a majority of the Board, the Plan would be administered by a Committee of Officers of the Company as selected by the Board.

    The Plan will provide for an annual option grant to each qualified director as of the date of the Company's Annual Meeting of Shareholders. The exercise price per share will be the average of the high and low sales price of the Company's Common Stock on the New York Stock Exchange on the day prior to the date of grant.

    Options granted under the Plan are exercisable upon the first anniversary of the date the option was granted. Options must be exercised before the earlier of
(i) ten years from the date such options were granted, (ii) 90 days after the termination of the optionee's service as a director other than by reason of death or (iii) 120 days after the optionee's death.

    The Board of Directors believes that approval of the Independent Outside Directors' Stock Option Plan is in the best interests of all shareholders and recommends a vote "For" this Proposal.

    The favorable vote of the holders of a majority of the shares of Common Stock represented at the meeting is needed to approve this Proposal No. 1.

PROPOSAL 2: AMENDMENT OF THE COMPANY'S BY-LAWS TO PERMIT RETAINER PAYMENTS TO DIRECTORS

    The Company's By-Laws permitted only the payment of a fixed fee and expense reimbursement for Directors' attendance at meetings of the Board of Directors or its committees. The Board of Directors believes that, in addition, annual retainer payments are necessary to attract and retain qualified directors to serve on the Company's Board of Directors. Accordingly, the Board of Directors has amended the Company's By-Laws by adopting the following resolution:

    RESOLVED that the first paragraph of Section 10 of the Company's By-Laws be amended to read as follows: "By a Resolution of the Board, Directors may receive a specified salary or retainer for their services as Directors or as members of a Committee of Directors. In addition, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or at a meeting of a Committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as Officer, Agent or otherwise and receiving compensation therefore."

    The Board of Directors recommends a vote "For" this proposal to ratify this amendment of the Company's By-Laws.

    The favorable vote of the holders of a majority of the shares of Common Stock represented at the meeting is needed to approve this Proposal No. 2.

PROPOSAL 3. ELECTION OF DIRECTORS

    At the annual meeting, ten directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named below, all of whom are now directors of the Company. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees named and for such substitute nominees as the management may recommend.

    The nominees are: Bernard Fife, Nathaniel L. Sills, John L. Kelsey, Robert
J. Swartz, William H. Turner, Lawrence I. Sills, Arthur D. Davis, Morton E. David, Arthur Sills and Marilyn F. Cragin.

INFORMATION WITH RESPECT TO NOMINEES AND MAJOR SHAREHOLDERS

    Information with respect to each nominee is set forth in Chart "A" on page
3. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 4.

    Shares of Common Stock of the Company owned outright by Bernard Fife together with shares held as trustee for or owned by Fife family members aggregate 2,412,049 shares (18.4%). Shares of the Common Stock of the Company owned outright by Nathaniel L. Sills, together with shares held as trustee for or owned by Sills family members aggregate 2,528,053 shares (19.3%). The 244,125 shares of Common Stock owned by charitable foundations of which Messrs. Fife and Sills are trustees represent 1.9% of the total outstanding voting securities of the Company.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995 all
Section 16(a) filing requirements applicable to its officers and directors were complied with except that Mr. Morton E. David and Mrs. Marilyn F. Cragin, both of whom were elected to the Board of Directors on October 18, 1995, each filed reports, approximately one month late, regarding the purchase of 2,000 shares in October 1995 and the transfer to family members of 3,900 shares in December 1995, respectively, of the Company's Common Stock.

                       CHART A--INFORMATION ABOUT NOMINEES

                                                                                       HAS         SHARES OF COMMON STOCK
                                            OFFICE WITH COMPANY AND                  SERVED      BENEFICIALLY OWNED DIRECTLY
                                              PRINCIPAL OCCUPATION                AS DIRECTOR        OR INDIRECTLY AS OF
            NAME              AGE          DURING THE PAST FIVE YEARS                SINCE             MARCH 15, 1996*
- ----------------------------------------------------------------------------------------------------------------------------
Bernard Fife................   80    Co-Chairman and Director of the Company          1947              239,520 (1)(2)
                                                                                                        318,632 (3)(4)

Nathaniel L. Sills..........   88    Co-Chairman and Director of the Company          1946              139,880 (1)(5)
                                                                                                        335,507 (3)(6)

Marilyn F. Cragin...........   43    Director of the Company (8)                      1995              554,449
                                                                                                         57,475 (3)
                                                                                                         19,400 (7)

Arthur Sills................   52    Director of the Company (9)                      1995              483,147
                                                                                                         36,667 (3)
                                                                                                         34,724 (7)

Lawrence I. Sills...........   56    President and Director of the Company (10)       1986              477,385 (1)
                                                                                                         36,666 (3)

Arthur D. Davis.............   48    Director of the Company (11)                     1986               45,879 (1)
                                                                                                         60,982 (3)

John L. Kelsey..............   70    Director of the Company (12)                     1964                1,125

Robert J. Swartz............   70    Financial Consultant;                            1992                 --
                                       Former Senior Partner of KPMG Peat
                                       Marwick LLP (13)

William H. Turner...........   56    Director of the Company;                         1990                1,000
                                       Vice Chairman
                                       The Chase Manhattan Bank (14)

Morton E. David.............   59    Director of the Company:                         1995                2,000
                                       Chairman, President and CEO
                                       Franklin Electronic Publishers Inc. (15)
- ----------------------------------------------------------------------------------------------------------------------------

 (1) Excludes allocated shares held by Trustees under the Company's ESOP.
 (2) Excludes 112,063 shares of Common Stock held in the Fife Family Foundation.
 (3) Shares are subject to family trusts in which beneficial ownership is disclaimed.
 (4) Nathaniel L. Sills is co-trustee.
 (5) Excludes 132,062 shares of Common Stock held in the Sills Family
     Foundation.
 (6) Bernard Fife is co-trustee.
 (7) Held as custodian for minor children.
 (8) Marilyn F. Cragin is an adult daughter of Bernard Fife. She is co-owner of an art gallery. Prior to that she was a practicing psychotherapist. She was elected a Director of the Company on October 18, 1995.
 (9) Arthur Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills. He has been an educator and administrator for more than twenty years. He was elected a Director of the Company on October 18, 1995.
(10) Lawrence I. Sills is an adult son of Nathaniel L. Sills. He was appointed President of the Company in May 1986. Prior to that he had been Vice President, Operations of the Company since January 1983. At that time his responsibilities included the direction of the Champ Service Line Division, the Four Seasons Division and the Company's engineering and marketing areas. On January 1, 1986, Mr. Sills was given responsibility for all other areas of the Company including finance, manufacturing and distribution.
(11) Arthur D. Davis is an adult son-in-law of Bernard Fife. He was appointed Vice President, Materials Management of the Company in May 1986 and held that position until January 1989 when he resigned this position.
(12) Mr. Kelsey is a director of Box Energy Corporation.
(13) Mr. Swartz was a senior partner in the accounting firm KPMG Peat Marwick LLP (and predecessor firms) for more than five years. On March 31, 1991 Mr. Swartz retired from KPMG Peat Marwick LLP and is currently working as an independent financial consultant. He is also a director of Victoria Creations, Inc., United Merchants & Manufacturers, Inc. and Bed Bath & Beyond, Inc.
(14) Mr. Turner assumed his present position on March 31, 1996 as a result of the merger of Chemical Bank and The Chase Manhattan Bank. He is responsible for middle market banking and the Bank's Community Development Group. Prior to that, since 1991, he was Vice Chairman, Chemical Banking Corporation and responsible for middle market banking, private banking and the Corporation's New Jersey Operations. He is a director of Franklin Electronic Publishers Inc.
(15) Mr. David has been Chairman and CEO of Franklin Electronic Publishers Inc. since 1984. He was elected a Director of the Company on October 18, 1995.

* Mr. Bernard Fife, Mr. Nathaniel L. Sills, Mr. Arthur Sills, Mr. Arthur D. Davis and Mrs. Marilyn F. Cragin disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

      CHART B--HOLDINGS OF MANAGEMENT AND OF HOLDERS OF 5% OR MORE OF ANY
                    CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                AMOUNT AND
                                                                                 NATURE OF
                                                                                BENEFICIAL
                                  TITLE OF            ADDRESS OF                 OWNERSHIP         PERCENT OF
                                    CLASS          BENEFICIAL OWNER        AS OF MARCH 15, 1996*      CLASS
- -------------------------------------------------------------------------------------------------------------
Bernard Fife..................     Common      37-18 Northern Boulevard          239,520 (1)(2)       1.82
                                               Long Island City, N.Y.            318,632 (3)(4)       2.43

Nathaniel L. Sills............     Common      37-18 Northern Boulevard          139,880 (1)(5)       1.07
                                               Long Island City, N.Y.            335,507 (3)(6)       2.56

Lawrence I. Sills (8).........     Common      37-18 Northern Boulevard          477,385 (1)          3.64
                                               Long Island City, N.Y.             36,666 (3)           .28

Arthur D. Davis (9)...........     Common      37-18 Northern Boulevard           45,879 (1)           .35
                                               Long Island City, N.Y.             60,982 (3)           .46

Marilyn F. Cragin (10)........     Common      37-18 Northern Boulevard          554,449              4.22
                                               Long Island City, N.Y.             57,475 (3)           .44
                                                                                  19,400 (7)           .15

Arthur Sills (11).............     Common      37-18 Northern Boulevard          483,147              3.68
                                               Long Island City, N.Y.             36,667 (3)           .28
                                                                                  34,724 (7)           .26

John L. Kelsey................     Common      P.O. Box 8264                       1,125               .01
                                               Vero Beach, FL

William H. Turner.............     Common      270 Park Avenue                     1,000               .01
                                               New York, N.Y.

Morton E. David...............     Common      One Franklin Plaza                  2,000               .02
                                               Burlington, NJ.

Directors and Officers as a
Group (nineteen persons)......                                                 2,866,989             21.84

Others:

Glickenhaus & Co..............     Common      Six East 43rd St.                 935,800              7.13
                                               New York, N.Y.

Lazard Freres & Co............     Common      One Rockefeller Plaza             768,685              5.86
                                               New York, N.Y.

Gabelli Funds, Inc............     Common      One Corporate Center              794,267              6.05
                                               Rye, N.Y.
- -------------------------------------------------------------------------------------------------------------

 (1) Excludes allocated shares held by Trustees under the Company's ESOP.
 (2) Excludes 112,063 shares of Common Stock held in the Fife Family Foundation.
 (3) Shares are subject to family trusts in which beneficial ownership is disclaimed.
 (4) Nathaniel L. Sills is co-trustee.
 (5) Excludes 132,062 shares of Common Stock held in the Sills Family
     Foundation.
 (6) Bernard Fife is co-trustee.
 (7) Held as custodian for minor children.
 (8) Lawrence I. Sills is an adult son of Nathaniel L. Sills.
 (9) Arthur D. Davis is an adult son-in-law of Bernard Fife.
(10) Marilyn F. Cragin is an adult daughter of Bernard Fife.
(11) Arthur Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills.

* Mr. Bernard Fife, Mr. Nathaniel L. Sills, Mr. Arthur Sills, Mr. Arthur Davis and Mrs. Marilyn F. Cragin disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was five.

    The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of four independent outside directors. The members of both committees are John L. Kelsey, Robert J. Swartz, Morton E. David and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Co-Chief Executive Officers and the named executive officers appearing in the Summary Compensation Table on page 6, to administer the Company's Stock Option Plan and to review the Company's compensation policies for all executive officers. The Compensation Committee was established in late 1992 and held two meetings in 1995. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by the independent auditors to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met three times in 1995. The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole, which considers all recommendations for potential nominees.

    Directors who are not officers or related to officers were paid a retainer of $10,000 and receive $1,000 for each Regular, Audit Committee and Compensation Committee meeting they attend. Mrs. Marilyn F. Cragin Mr. Arthur D. Davis and Mr. Arthur Sills receive $500 for each meeting they attend. All other directors receive no payment for the fulfillment of their directorial responsibilities.

CERTAIN TRANSACTIONS

    During the year 1995, the Company, from time to time, borrowed monies on a short-term basis from Chemical Bank under a line of credit. Such borrowings were evidenced by notes which bore interest at rates which varied between 5.89% and 6.89% per annum depending on the time of the borrowing. In 1995 the Company had no compensating balance requirements from Chemical Bank. Short-term borrowing from Chemical Bank fluctuated from $0 to $30,000,000. The largest principal amount of such notes outstanding at any month-end during the year was $24,300,000. The aggregate amount of interest paid to Chemical Bank during the year was approximately $1,035,000.

    In addition, on March 10, 1989 the Company entered into an agreement with Chemical Bank to finance the purchase, on the open market, of 1,000,000 shares of the Company's Common Stock in connection with the Company's Employee Stock Ownership Plan (ESOP) which was established in January 1989. Under this agreement the Company borrowed $16,729,000 payable in equal annual installments through 1998. As of December 20, 1991, Chemical Bank and NBD Bank, N.A. entered into an Assignment Agreement wherein Chemical Bank assigned all of its right, title and interest in the March 10, 1989 ESOP financing agreement to NBD Bank, N.A. At April 23, 1996, the Company's indebtedness to NBD Bank, N.A. under this agreement was $3,353,571. Interest on this loan agreement is the lower of 91% of the prime rate, or 91% of the "LIBOR" plus 1.092%. The Company and Chemical Bank are parties to an interest rate swap agreement to reduce the impact of changes in interest rates on the ESOP loan agreement. The swap agreement modifies the interest rate on loan agreement notional indebtedness adjusting favorably or unfavorably for the spread between 77.52% of the 3-month reserve unadjusted "LIBOR" and 7.69%.

    During 1995 two executive officers, Daniel Carboni, Vice President, General Manager, EIS Brake Parts Division, and Joseph G. Forlenza, Vice President and General Manager, Standard Division were indebted to the Company as a result of loans made by the Company to these officers. In 1994, officers of the Company were granted stock options under the Company's 1994 Omnibus Stock Option Plan. These grants required, among other things, that the grantees attain, by May 3, 1996, a Common Stock ownership position with a market value equal to 50% of the grantee's base salary. The Compensation Committee permitted the Company to make available to each grantee a loan for up to 75% of his stock ownership requirement at a fixed rate of interest equal to the Company's short-term interest rate the day the loan is made. The Committee also required that any loan made for the above purpose must be repaid within four years and must be collateralized by the Common Stock acquired with the loan proceeds. In 1994 Mr. Forlenza borrowed $88,875 for the purchase of the Company's Common Stock to meet the above-mentioned stock ownership requirement. At March 31, 1996 the amount of this indebtedness was $73,303. In 1995, Mr. Carboni borrowed $125,000 repayable on demand, at an interest rate of 6,45%. This loan was made under the Company's Employee Loan Program. At March 31, 1996, the amount of this indebtedness was $125,000.

    During 1995, the Company's Four Seasons Division purchased a portion of its remanufacturing component requirements (approximately $3,300,000) from Recore Automotive, Incorporated. The owner of Recore Automotive is a member of the immediate family of the Vice President, Four Seasons Division, Mr. Stanley Davidow. The purchases made from Recore Automotive are within the Company's guidelines for transactions with related parties, which requires that any such transactions be conducted on an arm's length basis.

EXECUTIVE COMPENSATION

    The following table sets forth the annual compensation for the Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION        ALL OTHER
                                                      ANNUAL COMPENSATION                  AWARDS         COMPENSATION
              NAME AND                    --------------------------------------------------------------------------------
             PRINCIPAL                                                     OTHER        STOCK OPTIONS
              POSITION                    YEAR    SALARY      BONUS   COMPENSATION (1)     GRANTED        (2)        (3)
- --------------------------------------------------------------------------------------------------------------------------
Bernard Fife ..........................   1995   $259,000   $ 26,490                          --       $  6,835    $ 8,223
  Co-Chief Executive Officer, .........   1994    259,000    130,000                        30,000        9,062     12,858
  Co-Chairman of the Board and Director   1993    244,000    120,000                        10,000       10,001     21,008

Nathaniel L. Sills ....................   1995    259,000     26,490                          --         (3,634)     8,223
  Co-Chief Executive Officer, .........   1994    259,000    130,000                        30,000       (2,832)    12,858
  Co-Chairman of the Board and Director   1993    244,000    120,000                        10,000         (670)    21,008

Lawrence I. Sills .....................   1995    278,000     79,470                          --                    21,381
  President, Chief Operating ..........   1994    278,000    130,000                        30,000                  32,716
  Officer and Director ................   1993    263,000    100,000                        10,000                  21,008

Joseph Forlenza .......................   1995    250,000    100,938                          --                    20,958
  Vice President/ .....................   1994    240,000    131,138                        20,000                  30,514
  General Manager Standard Division ...   1993    225,000    110,143                          --                    21,008

Stanley Davidow .......................   1995    240,000     79,800                          --                    18,869
  Vice President/ .....................   1994    230,000    110,019                        20,000                  28,166
  General Manager Four Seasons Division   1993    215,000     98,753                          --                    20,978

Daniel Carboni ........................   1995    240,000     81,550                          --                    18,791
  Vice President/ .....................   1994    230,000    117,220                        20,000                  26,473
  General Manager EIS Brake ...........   1993    225,000     89,403                          --                    18,798
  Parts Division

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Includes accruals to fund a widows death benefit program which provides for payments of $2,500 per month (as adjusted for cost of living increases from 1977) payable to the widows of Messrs. B. Fife and N. L. Sills and, in 1992, premiums paid by the Company for life insurance, on the lives of Messrs. B. Fife and N. L. Sills, in the amount of $200,000 each, payable to designated beneficiaries.

(3) Company contributions to Profit Sharing, 401K, ESOP and SERP programs.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

    There were no grants of stock options in 1995.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to option exercises in 1995 by the Named Officers and the value of such Officers' unexercised options at December 31,1995.

                       AGGREGATED OPTION EXERCISES IN 1995
                       AND DECEMBER 31, 1995 OPTION VALUES

                                                                            NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED
                                                   SHARES                     UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                 ACQUIRED ON     VALUE          FISCAL YEAR-END              FISCAL YEAR-END (2)
          NAME                                    EXERCISE    REALIZED (1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------------------------------
Bernard Fife .................................       --           --           17,500        22,500           --           --
Nathaniel L. Sills ...........................       --           --           17,500        22,500           --           --
Lawrence I. Sills ............................       --           --           17,500        22,500           --           --
Joseph Forlenza ..............................       --           --            5,000        15,000           --           --
Stanley Davidow ..............................       --           --            5,000        15,000           --           --
Daniel Carboni ...............................       --           --            5,000        15,000           --           --
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Market value of underlying securities on date of exercise, minus the exercise price.

(2) Market value of unexercised options is based on the closing price of the Company's Common Stock on the New York Stock Exchange of $15.00 per share on December 29, 1995 (the last trading day of 1995), minus the exercise price. All of the stock options unexercised at December 31, 1995 have an exercise price per share greater than the market value at December 31, 1995 ($15.00) and are therefore "Out of the Money".

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

    The Company's Compensation Committee of the Board of Directors was established in late 1992. The Committee is responsible for approving the compensation packages (salary and bonus) of the Co-Chief Executive Officers and the named executive officers appearing in the Summary Compensation Table on page 5, for administering the Company's 1994 Omnibus Stock Option Plan and for reviewing the Company's compensation policies for all executive officers. These policies include annual base salary, a formal Management by Objective (MBO) bonus program and stock options.

    Under the MBO bonus program, which was instituted in 1987, the bonuses of the Co-Chief Executive Officers and the Chief Operating Officer are based solely on Company earnings. The goals of the other executive officers are based one-half on individual goals approved by the Chief Operating Officer and one-half on Company earnings.

    The MBO bonus program created a direct connection between Company performance and executive compensation while the executives are given strong incentives for long-term future performance by the granting, from time to time, of stock options. These stock options, which require a holding period before they can be exercised, have value for executives only if the Company's stock price increases above the option grant price, which is set at the market price on the date of each grant.

    As a matter of Company policy, until 1995, the compensation of the current Co-Chief Executive Officers had consisted of a relatively modest base salary, a regular bonus separate from the MBO program and a bonus under the MBO program. In 1995, the payment of a regular bonus was discontinued. As a result, their compensation in 1995, exclusive of MBO Bonus, represents a 12% decrease from the 1993 level.

                                              Submitted by:
                                                John L. Kelsey
                                                Robert J. Swartz
                                                William H. Turner
                                                Morton E. David

                           FIVE YEAR PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      FOR STANDARD MOTOR PRODUCTS, INC. S&P 500 INDEX AND A PEER GROUP (1)


                                                                     PEER
                           SMP                  S&P                 GROUP
                           ---                  ---                 -----
     1990                  100                  100                  100
     1991                  134                  130                  115
     1992                  184                  140                  168
     1993                  358                  155                  262
     1994                  274                  127                  193
     1995                  218                  215                  201

Assumes $100 invested on December 31, 1990 in Standard Motor Products, Inc. Common stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Echlin Inc., Federal-Mogul Corporation, Dana Corporation, SPX Corporation, MascoTech, Inc., Genuine Parts Company and Arvin Industries, Inc.

INFORMATION AS TO VOTING SECURITIES

    Holders of shares of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on April 12, 1996. On such date 13,127,826 shares of Common Stock were outstanding and entitled to vote.

    The close of business on April 12, 1996 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the annual meeting of shareholders of the Company to be held on May 23, 1996.

VOTING AND REVOCATION OF PROXIES

    The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person or by notifying the Company that it is revoked.

METHOD AND EXPENSE OF PROXY SOLICITATION

    The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

    The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the names of nominees, their expenses for sending proxy material to principals for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP to audit the accounts of the Company for the fiscal year ending December 31, 1996. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KMPG Peat Marwick LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders. Management's recommendation for the appointment of KMPG Peat Marwick LLP was unanimously approved by the Audit Committee of the Board of Directors consisting of Messrs. Kelsey, Turner, David and Swartz.

SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the Company's 1997 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Long Island City, New York, by January 6, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

GENERAL

    The Company's 1995 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

OTHER MATTERS

    As of the date of this proxy statement, the management knows of no matters other than Proposals 1 and 2 and the election of directors to come before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote all proxies not marked to the contrary in accordance with their judgment on such matters.

                                              By Order of the Board of Directors


                                                                     SANFORD KAY
                                                                       Secretary

Dated: April 23, 1996

[STANDARD LOGO]           STANDARD MOTOR PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints BERNARD FIFE and NATHANIEL L. SILLS, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of the Company's Common Stock held of record by the undersigned on April 12, 1996 at the annual meeting of shareholders of the Company to be held on May 23, 1996, or at any adjournment thereof.

1. Proposal to adopt the Company's Independent Outside Directors' Stock Option
   Plan                                     / / FOR  / / AGAINST  / / ABSTAIN

2. Proposal to ratify an amendment to the Company's By-Laws to permit retainer
   payments to directors                    / / FOR  / / AGAINST  / / ABSTAIN

3. Election of Directors

     / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for any individual nominee listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
         Bernard Fife, Nathaniel L. Sills, John L. Kelsey, Robert J. Swartz, William H. Turner, Lawrence I. Sills Arthur D. Davis, Morton E. David, Marilyn F. Cragin and Arthur Sills

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2 AND THE NOMINEES ON THE REVERSE SIDE.

                                        DATE :                              1996
                                              ------------------------------

                                        ----------------------------------------
                                        SIGNATURE

                                        ----------------------------------------
                                        SIGNATURE IF HELD JOINTLY

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        HEREON. WHEN SHARES ARE HELD BY JOINT
                                        TENANTS, BOTH SHOULD SIGN. WHEN SIGNING
                                        AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                        TITLE AS SUCH. IF A CORPORATION, PLEASE
                                        SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                        OR OTHER AUTHORIZED OFFICER. IF A
                                        PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                        NAME BY AUTHORIZED PERSON.


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE